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                                                                   EXHIBIT 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 18, 1994, incorporated by reference in First Tennessee National Corporation's Form 10-K for the year ended December 31, 1993, and to all references to our firm included in this registration statement.



                             Arthur Andersen & Co.


Memphis, Tennessee
August 18, 1994